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                                   Exhibit 23


INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-08481, 333-56564 and 333-42119 of Harrington Financial Group, Inc. on Form S-8 of our report dated August 3, 2001, appearing in the Annual Report on Form 10-K of Harrington Financial Group, Inc. for the year ended June 30, 2001.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
September 27, 2001